SECURITIES AND EXCHANGE COMMISSION
                                                  WASHINGTON, D.C.  20549

							______________

                                                         FORM 8-K

                                                      CURRENT REPORT
                                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                                            SECURITIES EXCHANGE ACT OF 1934



                                                     December 4, 1995
						     ----------------
                             Date of Report (Date of earliest event reported)


                                          AMERICAN REAL ESTATE PARTNERS, L.P.
					  -----------------------------------
                        (Exact Name of Registrant as Specified in its Charter)

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            Delaware                 1-9516                         13-3398766
	    --------		     ------			    ----------
(State of Organization) (Commission File Number) (IRS Employer Identification Number)
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                                                  100 SOUTH BEDFORD ROAD
                                                    MT. KISCO, NY 10549
						    -------------------
              (Address of Registrant's Principal Executive Office) (Zip Code)


                                                      (914) 242-7700
						      ---------------
                        (Registrant's telephone number, including area code)



                                  90 South Bedford Road, Mt. Kisco, NY 10549
				  ------------------------------------------
               (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         On December 4, 1995, the Registrant announced that no distributions would be made for the fourth quarter of 1995 and that no distributions are expected to be made through the end of 1996. Reference is made to the press release, dated December 4, 1995, annexed hereto as Exhibit 20, for information regarding the announcement.


ITEM 7.  EXHIBITS.

         Exhibit No.                      Description of Document
	 -----------			  ------------------------
             20                     Press Release, dated December 4, 1995.



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                                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN REAL ESTATE PARTNERS, L.P.
                                        (Registrant)

                                        By:  American Property Investors, Inc.
                                             General Partner


                                        By:  /s/John P. Saldarelli
					     --------------------------------
                                             John P. Saldarelli
                                             Secretary and Treasurer


Date:  December 4, 1995


					3

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                                                EXHIBIT INDEX
						-------------

Exhibit Number		Description				Page No.
--------------		-----------				--------
    20			Press Release, dated December 4, 1995.	   5


					4

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                        [LETTERHEAD OF AMERICAN REAL ESTATE PARTNERS, L.P.]


Contact: John P. Saldarelli
         Secretary and Treasurer
         914-242-7700

                                            FOR IMMEDIATE RELEASE
					    ---------------------


AMERICAN REAL ESTATE PARTNERS, L.P. ANNOUNCES THAT NO DISTRIBUTIONS FOR THE
---------------------------------------------------------------------------
FOURTH QUARTER OF 1995 WILL BE MADE AND THAT NO DISTRIBUTIONS ARE EXPECTED TO
-----------------------------------------------------------------------------
BE MADE IN 1996.
----------------



MT. KISCO, NEW YORK -- December 4, 1995 -- American Real Estate Partners, L.P. (NYSE:ACP) ("AREP") today announced that no distribution for the fourth quarter of 1995 will be made and that no distributions are expected to be made in 1996. In making its announcement, AREP noted it plans to continue to apply available Partnership operating cash flow toward its operations, repayment of maturing indebtedness, tenant requirements and other capital expenditures and creation of cash reserves for Partnership contingencies including environmental matters and scheduled lease expirations. As previously reported, by the end of the year 2000, net leases representing approximately 26% of AREP's net annual rentals from its portfolio will be due for renewal, and by the end of the year 2002, 40% of such rentals will be due for renewal. Another factor that the Board of Directors of AREP's general partner took into consideration was that a number of AREP's properties are leased to large retail chains, some of which are currently experiencing cash flow difficulties.

AREP's net operating cash flow in 1994 and to date in 1995 was approximately break-even, after payment of periodic principal payments and maturing debt obligations, capital expenditures and the creation of cash reserves for its obligations. AREP expects this condition to continue in the near term as it pays down debt and makes additional capital expenditures. No distributions were made to unitholders for 1994 or 1995 to date.

AREP noted that it is seeking to enhance long-term unitholder value through investment. AREP is focusing its investment outlook on opportunities to acquire undervalued assets, such as land, development properties and non-performing loans and securities of companies with significant real estate assets. AREP intends not only to use its available cash to make these types of investments, but also to sell some of its existing portfolio properties and use these proceeds to reinvest in such undervalued assets. These types of investments may involve debt restructuring, capital improvements and active asset management, and by their nature as under-performing assets may not be readily financeable and may not generate immediate positive cash flow. As such, they require AREP to maintain a strong capital base both to react quickly to these market opportunities as well as to allow AREP to rework the assets to enhance their turnaround performance.

Although the income generated from such activities may result in tax liabilities to unitholders, AREP believes that conservation of cash from operations and sales and refinancing proceeds, in order to meet obligations from property expenses, lease expirations, capital expenditures, maturing debt obligations and environmental matters, and for reinvestment in additional undervalued and distressed acquisitions of the types discussed, will enhance Partnership value over the long-term and is in the best interests of the Partnership and its partners. To the extent the fulfillment of obligations mentioned and new acquisitions enhance the Partnership's investment portfolio, AREP may be able to reinstate distributions to Unitholders at some future date. AREP stated that it expects to reconsider distribution issues for 1997.

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The Board stated it believes that in the long term AREP's unitholders will greatly benefit from the policy it is following.

American Real Estate Partners, L.P. is a master limited partnership primarily engaged in acquiring and managing real estate, with the primary focus on office, retail, industrial, hotel and residential properties.


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